                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    Filed by the registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    / / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                      BLYTH INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      BLYTH INDUSTRIES, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
1)   Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):
     ---------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)   Amount Previously Paid:
     ---------------------------------------------------------------------------
2)   Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------
3)   Filing Party:
     ---------------------------------------------------------------------------
4)   Date Filed:
     ---------------------------------------------------------------------------

                             BLYTH INDUSTRIES, INC.
                              100 FIELD POINT ROAD
                          GREENWICH, CONNECTICUT 06830
                                 (203) 661-1926

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              -------------------

                                                                  April 29, 1997

To the Stockholders of
  Blyth Industries, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Blyth Industries, Inc. (the "Company") will be held in the Shareholders Room at Bank of America Illinois, 231 South LaSalle Street, 21st Floor, Chicago, Illinois 60697, on Wednesday, June 4, 1997, at 9:00 A.M., local time, for the following purposes:

        1. To elect three directors, each to hold office until the Annual Meeting of Stockholders to be held in 2000 or until his or her respective successor is elected and qualified.

        2.  To ratify the appointment of auditors.

        3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on April 14, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relevant to the meeting, on and after May 23, 1997, during ordinary business hours at the Company's principal executive offices located at the address first set forth above.

    STOCKHOLDERS ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                            By Order of the Board of Directors,

                                                Bruce D. Kreiger,
                                                    SECRETARY

                             BLYTH INDUSTRIES, INC.

                              100 FIELD POINT ROAD
                          GREENWICH, CONNECTICUT 06830
                                 (203) 661-1926

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 4, 1997

                            ------------------------

                                  INTRODUCTION

    This proxy statement ("Proxy Statement") is being furnished to holders of shares of common stock, par value $0.02 per share (the "Common Stock"), of Blyth Industries, Inc., a Delaware corporation ("Blyth" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held in the Shareholders Room at Bank of America Illinois, 231 South LaSalle Street, 21st Floor, Chicago, Illinois 60697, on Wednesday, June 4, 1997, at 9:00 A.M., local time, and at any adjournments thereof. This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and the enclosed form of proxy are first being mailed to stockholders on or about April 29, 1997.

    The Company's Annual Report to Shareholders for the fiscal year ended January 31, 1997 (the "Annual Report") also accompanies this Proxy Statement. The Annual Report includes audited financial statements, a discussion by management of the Company's financial condition and results of operations and other information.

    At the Annual Meeting, stockholders will be asked to elect three directors, each to hold office until the Annual Meeting of Stockholders to be held in 2000 or until his or her respective successor is elected and qualified.

    At the Annual Meeting, stockholders will also be asked to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's auditors for the Company's fiscal year ending January 31, 1998.

                            ------------------------

                      VOTING RIGHTS AND PROXY INFORMATION

    Proxies in the accompanying form are solicited on behalf of and at the direction of the Board of Directors, which has fixed the close of business on Monday, April 14, 1997, as the record date (the "Record Date") for the determination of holders of outstanding shares of Common Stock entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. On the Record Date, there were 31,420,168 shares of Common Stock issued and outstanding, which were held of record on such date by 565 holders. Each stockholder is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record by such stockholder on the Record Date with respect to each matter. The election of directors will be decided by a plurality of the votes of the shares of Common Stock cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote. In other words, the three individuals receiving the largest number of votes will be elected. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

    When a proxy in the form of the accompanying proxy is returned properly dated and signed, the shares represented thereby will be voted by the person named as proxies therein in accordance with each stockholder's directions. Proxies will also be considered to be confidential voting instructions to the Trustees of the Blyth Industries, Inc. Profit Sharing Retirement Plan with respect to shares of Common Stock held in accounts under such Plan.

    Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. All shares of the Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the direction indicated on the proxies unless such proxies have previously been revoked. To the extent that no direction is indicated, the shares will be voted FOR the election of all of the Company's nominees as directors, and FOR the ratification of the appointment of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Company's auditors (or, in the case of participants in the Plan referred to above, will be voted in the discretion of the Trustees). If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

    Any stockholder who has executed and returned a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by attending the Annual Meeting and voting in person, or by executing a later-dated proxy relating to the same shares or a writing revoking the proxy and, in the latter two cases, delivering such later-dated proxy or writing to the Secretary of the Company prior to the vote at the Annual Meeting. Any writing intended to revoke a proxy should be sent to the Company at its principal executive offices, 100 Field Point Road, Greenwich, Connecticut 06830,
Attention: Bruce D. Kreiger, Esq., Secretary.

    In addition to the use of the mail, proxies may be solicited via personal interview and telephone or telegraph by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in connection therewith.

                            ------------------------

                         ITEM 1--ELECTION OF DIRECTORS
          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES

NOMINEES FOR ELECTION AS DIRECTORS

    Blyth's Board of Directors currently consists of eight members, divided into three classes serving staggered terms of office.

    It is intended that the persons named in the enclosed form of proxy as proxies will, except as noted below, vote FOR the election of the following nominees as directors, to serve until the 2000 Annual Meeting of Stockholders:

                               Roger A. Anderson
                               Pamela M. Goergen
                                Roger H. Morley

    Each of the foregoing persons currently serves as a director of Blyth. Mr. Anderson and Ms. Goergen were most recently elected as such at the Annual Meeting of Stockholders held on March 28, 1994. Mr. Morley was elected as a director in December 1996. The Board of Directors of the Company does not contemplate that any of such nominees will become unable to serve. If, however, any of such nominees should become unable to serve before the Annual Meeting, proxies solicited by the Board of Directors will be voted by the persons named as proxies therein in accordance with the best judgment of such proxies.

                 INFORMATION REGARDING NOMINEES FOR ELECTION AS
                  DIRECTORS AND REGARDING CONTINUING DIRECTORS

    The following table sets forth the name, age, business experience for the past five years and other directorships of each of the Company's directors:

                 NAME, AGE AND CURRENT                                   PERIOD SERVED AS DIRECTOR
                   POSITIONS, IF ANY,                                     AND BUSINESS EXPERIENCE
                    WITH THE COMPANY                                        DURING PAST 5 YEARS
--------------------------------------------------------  --------------------------------------------------------

NOMINEES FOR ELECTION AT THE 1997 ANNUAL MEETING FOR TERMS EXPIRING IN 2000

Roger A. Anderson (59)..................................  Roger A. Anderson joined the Board of Directors in
                                                          February 1994. From 1979 to the present, Mr. Anderson
                                                          has been the Chairman of Burlington Management Company
                                                          and Tair Ltd., investment companies with diversified
                                                          holdings in the United States and several foreign
                                                          countries.

Pamela M. Goergen (55)..................................  Pamela M. Goergen joined the Board of Directors in 1984.
                                                          From 1979 to December 1994, Ms. Goergen was the Vice
                                                          President and Secretary, and from December 1994 to the
                                                          present, Ms. Goergen has been the Treasurer and
                                                          Secretary, of The Ropart Group Limited, a private equity
                                                          investment management firm.

                 NAME, AGE AND CURRENT                                   PERIOD SERVED AS DIRECTOR
                   POSITIONS, IF ANY,                                     AND BUSINESS EXPERIENCE
                    WITH THE COMPANY                                        DURING PAST 5 YEARS
--------------------------------------------------------  --------------------------------------------------------

Roger H. Morley (65)....................................  Roger H. Morley joined the Board of Directors in
                                                          December 1996. From 1983 to the present, Mr. Morley has
                                                          served as Vice President of Schiller International
                                                          University in Heidelberg, Germany. Mr. Morley is a
                                                          director of, and a consultant to, Artal, S.A.,
                                                          Luxembourg. Mr. Morley is also a director of Biogen,
                                                          Inc. and Lorraine Investment Luxembourg S.A. Mr. Morley
                                                          is also co-managing director of R&R Inventions Ltd.,
                                                          Birmingham, U.K., and an advisory director of Bank of
                                                          America Illinois.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 1998

Robert B. Goergen (58)..................................  Robert B. Goergen has been the Chairman of the Company
Chairman of the Board, Chief Executive Officer            since its inception in 1977 and has served as Chief
and President                                             Executive Officer of the Company since 1978 and as
                                                          President since March 1994. From 1979 to the present,
                                                          Mr. Goergen has also served as Chairman of The Ropart
                                                          Group Limited, a group of affiliated entities engaged in
                                                          private equity investing, and from 1990 to the present,
                                                          as Chairman of XTRA Corporation, a trailer leasing
                                                          company. Mr. Goergen is a director of Leading Edge
                                                          Packaging, Inc., a packaging company.

Neal I. Goldman (52)....................................  Neal I. Goldman joined the Board of Directors in 1991.
                                                          From 1985 to the present, Mr. Goldman has been the
                                                          President of Goldman Capital Management, Inc., an
                                                          investment advisory firm.

                 NAME, AGE AND CURRENT                                   PERIOD SERVED AS DIRECTOR
                   POSITIONS, IF ANY,                                     AND BUSINESS EXPERIENCE
                    WITH THE COMPANY                                        DURING PAST 5 YEARS
--------------------------------------------------------  --------------------------------------------------------

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 1999

John W. Burkhart (59)...................................  John W. Burkhart joined the Board of Directors in 1983.
                                                          From May 1987 to April 1988, Mr. Burkhart served as a
                                                          Vice President of the Company, and from April 1988 to
                                                          June 1993, as Secretary of the Company. Since July 1984,
                                                          Mr. Burkhart has been the President and a director of
                                                          Breezy Hill Enterprises, Inc., a management services
                                                          company. Since April 1986, Mr. Burkhart has been the
                                                          Chairman of the Board of Directors, and since June 1993,
                                                          the President, of MWM Dexter, Inc., a specialty printing
                                                          company. Since March 1989, Mr. Burkhart has been a
                                                          director, since April 1991, the Chairman of the Board of
                                                          Directors, and since February 1993, the President of
                                                          Wellstead Industries, Inc., an industrial supply company
                                                          ("Wellstead"). Since May 1996, Control Resource Systems,
                                                          Inc., the sole subsidiary of Wellstead, has been
                                                          operating under Chapter 11 of the United States
                                                          Bankruptcy Code. Since January 1990, Mr. Burkhart has
                                                          been the Chairman of the Board of Directors, and since
                                                          November 1992, the President, of AS Hospitality, Inc., a
                                                          specialty printing company.

John E. Preschlack (63).................................  John E. Preschlack joined the Board of Directors in
                                                          1989. From October 1996 through the present, Mr.
                                                          Preschlack has been the Chairman and President of
                                                          JEPCOR, Inc., a private investment company. From 1987 to
                                                          October 1996, Mr. Preschlack was a Senior Director and
                                                          Partner of SpencerStuart, executive search consultants.

Frederick H. Stephens, Jr. (65).........................  Frederick H. Stephens, Jr. joined the Board of Directors in September 1994. From 1992 through the present, Mr.
                                                          Stephens has been a Vice President and Senior Consultant
                                                          at Lee Hecht Harrison, Inc., an executive career
                                                          transition firm. From January 1990 through December
                                                          1991, Mr. Stephens was a partner at The Onstott Group, a
                                                          management consulting company specializing in executive
                                                          search services. From 1958 to 1989, Mr. Stephens was
                                                          employed by The Gillette Company, most recently as Vice
                                                          President of Business Relations and as a corporate
                                                          officer.

    Other than Robert B. Goergen and Pamela M. Goergen, who are husband and wife, there is no family relationship among any of the nominees for election as directors, any continuing directors or any executive officers of the Company.

COMPENSATION OF DIRECTORS

    Non-employee directors of the Company receive an annual fee of $10,000, plus reimbursement of out-of-pocket expenses, for their services as directors of the Company. Each member of the Audit Committee and the Compensation Committee also receives a fee of $750 for each meeting attended, and the chairman of each committee receives a fee of $1,500 for each meeting attended by such chairman. Upon each non-employee director's first election as a director, the non-employee director receives stock options to acquire 2,000 shares of Common Stock under the Company's Stock Option Plan for Non-Employee Directors for his or her services as a director. In addition, each non-employee director who is in office on November 15 of any year receives, on the immediately succeeding January 1, an option to acquire 1,000 shares of Common Stock. Directors who are also employees do not receive any additional compensation for their services as directors.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors has established two standing committees. The Audit Committee is comprised of Messrs. Anderson, Burkhart and, since his election in December 1996, Mr. Morley, and oversees the activities of Blyth's independent auditors and internal audit controls. The Audit Committee held 2 meetings during fiscal 1997.

    The Compensation Committee is comprised of Messrs. Goldman, Preschlack and Stephens and reviews and makes recommendations to the Board with respect to general compensation and benefit levels, determines the compensation and benefits for the Company's executive officers and administers Blyth's Amended and Restated 1994 Employee Stock Option Plan. The Compensation Committee held 3 meetings during fiscal 1997.

    Blyth does not have a standing nominating committee. Instead, the Board of Directors selects nominees for directors.

    The Board of Directors held 5 regularly scheduled meetings and no special meetings during fiscal 1997. In fiscal 1997, each director attended all of the meetings of the Board of Directors and all applicable committee meetings during the period that such director served as a director.

EXECUTIVE OFFICERS

    The following sets forth the name, age and business experience for the past five years of each of Blyth's executive officers (other than Mr. Goergen), together with all positions and offices held with Blyth by such executive officers. Officers are appointed to serve until the meeting of the Board of Directors following the next Annual Meeting of Stockholders and until their successors have been elected and have qualified:

NAME AND AGE                                                               POSITIONS
---------------------------------------------  ------------------------------------------------------------------

Albert A. Bergeron (56)                        Albert A. Bergeron joined the Company in 1991 as President of
                                               PartyLite Gifts. Mr. Bergeron became a Vice President of Blyth in
                                               1994. From August 1990 to January 1991, Mr. Bergeron was the
                                               President of Bergeron Inc., independent direct sales consultants.
                                               From July 1987 to July 1990, Mr. Bergeron was the Vice
                                               President-New Ventures for Tupperware Home Parties.

Thomas K. Kreilick (60)                        Thomas K. Kreilick joined the Company in 1987 as the President of the Lenox Division of Candle Corporation of America and became
                                               President of Candle Corporation of America in 1988. Mr. Kreilick
                                               became a Vice President of Blyth in 1994.

NAME AND AGE                                                               POSITIONS
---------------------------------------------  ------------------------------------------------------------------
Elwood L. La Forge, Jr. (52)                   Elwood L. La Forge, Jr. served as Vice President of Business
                                               Development from 1994 until April 1997, and became President of
                                               Blyth's Worldwide Affiliate Group and a Vice President of Blyth in
                                               April 1997, at which time he became an executive officer of Blyth.
                                               From 1988 to 1994, Mr. La Forge was Senior Vice President and
                                               Chief Financial Officer of Lenox, Inc., a subsidiary of
                                               Brown-Forman.

Howard E. Rose (50)                            Howard E. Rose joined the Company in 1978 as Vice President and
                                               Chief Financial Officer and served as Secretary from 1993 to 1996.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth, as of April 14, 1997, the number of outstanding shares of the Common Stock beneficially owned by each of the nominees for director; the other current directors; Blyth's Chairman, Chief Executive Officer and President and Blyth's three other executive officers (together, the "Named Executive Officers") individually; Elwood L. La Forge, Jr., who became an executive officer in April 1997; and by all directors and executive officers as a group without naming them. Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares reflected as beneficially owned by such stockholder.

NAME                                                                                           NO. OF       PERCENT
OF BENEFICIAL OWNER                                                                            SHARES      OF CLASS
------------------------------------------------------------------------------------------  ------------  -----------
Robert B. Goergen (1).....................................................................    10,206,270        32.5%
Roger A. Anderson (2).....................................................................       351,972         1.1
John W. Burkhart (3)......................................................................       393,536         1.3
Pamela M. Goergen (4).....................................................................     9,755,548        31.0
Neal I. Goldman (5).......................................................................       102,000           *
Roger H. Morley...........................................................................            --          --
John E. Preschlack (6)....................................................................       223,740           *
Frederick H. Stephens, Jr. (7)............................................................         6,400           *
Albert A. Bergeron (8)....................................................................       156,100           *
Thomas K. Kreilick........................................................................       259,774           *
Elwood L. La Forge, Jr. (9)...............................................................        21,000           *
Howard E. Rose (10).......................................................................       348,190         1.1
All directors and executive officers as a group (12 persons) (11).........................    12,070,982        38.4

------------------------

*   Less than 1%.

(1) Includes 9,476,028 shares held by Mr. Goergen, 52,996 shares held by Mr. Goergen and Dennis P. Goergen as co-trustees of a trust for the benefit of Alice B. McCool, 399,726 shares held by The Goergen Foundation, Inc., a charitable foundation of which Mr. Goergen is a director, president and sole investment manager, and 277,520 shares held by Pamela M. Goergen, Mr. Goergen's wife. Mr. Goergen disclaims beneficial ownership of the shares held by Pamela M. Goergen (see footnote (4)). The address of Mr. Goergen is c/o Blyth Industries, Inc., 100 Field Point Road, Greenwich, Connecticut 06830.

(2) Includes 349,972 shares held by Galena Partners, Ltd., a limited partnership of which Mr. Anderson is a managing general partner. Mr. Anderson disclaims beneficial ownership of the shares held by Galena Partners, Ltd. Also includes 2,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 14, 1997.

(3) Includes 126,200 shares held of record by Breezy Hill Enterprises, Inc. Pension Plan, of which Mr. Burkhart is trustee, and 184,376 shares held by Mr. Burkhart's wife. Mr. Burkhart disclaims beneficial ownership of the shares held by his wife. Includes 2,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 14, 1997.

(4) Includes 9,476,028 shares held by Robert B. Goergen, Ms. Goergen's husband. Ms. Goergen disclaims beneficial ownership of the shares held by her husband, Robert B. Goergen (see footnote (1)). Also includes 2,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 14, 1997. The address of Ms. Goergen is c/o Ropart, Inc., 100 Field Point Road, Greenwich, Connecticut 06830.

(5) Includes 2,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 14, 1997.

(6) Includes 2,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 14, 1997.

(7) Includes 1,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 14, 1997.

(8) Includes 16,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 14, 1997.

(9) Includes 21,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 14, 1997.

(10) Includes 6,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 14, 1997.

(11) See footnotes (1)-(10).

                            ------------------------

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. To the knowledge of the Company, the following table lists those parties (other than Mr. Goergen and Ms. Goergen, whose respective beneficial ownership is disclosed in the immediately preceding table) who beneficially owned more than 5% of the Common Stock outstanding as of April 14, 1997:

NAME AND ADDRESS                                                                               NO. OF      PERCENT
OF BENEFICIAL OWNER                                                                            SHARES     OF CLASS
-------------------------------------------------------------------------------------------  ----------  -----------
Pilgrim Baxter & Associates, Ltd.(1).......................................................   3,101,400         9.9%
Putnam Investments, Inc.(2)................................................................   2,412,601         7.7

------------------------

(1) According to a statement on Schedule 13G dated February 14, 1997 filed with the Securities and Exchange Commission, Pilgrim Baxter & Associates, Ltd. is considered the beneficial owner of 3,101,400 shares of Common Stock. The address of Pilgrim Baxter & Associates, Ltd. is 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087.

(2) According to a statement on Schedule 13G dated January 27, 1997 filed with the Securities and Exchange Commission, Putnam Investments, Inc. and Marsh & McLennan Companies, Inc., together with subsidiary investment managers, are considered beneficial owners of an aggregate of 2,412,601 shares of Common Stock, which shares were acquired for investment purposes by such investment managers for certain of their clients. The address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109.
                            ------------------------

                             EXECUTIVE COMPENSATION

    The following table sets forth a summary of all compensation awarded to, earned by or paid for services rendered to Blyth in all capacities during Blyth's fiscal years ended January 31, 1997, 1996 and 1995 by the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                          ANNUAL COMPENSATION           LONG-TERM
                                                                    -------------------------------   COMPENSATION
                                                                                SALARY      BONUS        AWARDS
NAME AND PRINCIPAL POSITION                                           YEAR        ($)        ($)       OPTIONS (#)
------------------------------------------------------------------  ---------  ---------  ---------  ---------------
Robert B. Goergen.................................................       1997  $ 440,833  $ 590,000        --
  Chairman and President of the Company                                  1996    406,000    580,000        --
                                                                         1995    323,120    240,000        --

Albert A. Bergeron,...............................................       1997  $ 238,021  $ 250,000        --
  Vice President of the Company and                                      1996    189,584    225,000        40,000
  President of Partylite Gifts                                           1995    172,917    150,000        --

Thomas K. Kreilick,...............................................       1997  $ 215,834  $  25,500        --
  Vice President of the Company and                                      1996    195,832    107,057        --
  President of Candle Corporation of America                             1995    171,333    100,000        --

Howard E. Rose,...................................................       1997  $ 171,875  $ 100,000        --
  Vice President and Chief Financial Officer                             1996    158,333     75,000        20,000
                                                                         1995    142,917     60,000        --

                                                                       ALL OTHER
                                                                     COMPENSATION
                                                                          (1)
NAME AND PRINCIPAL POSITION                                               ($)
------------------------------------------------------------------  ---------------
Robert B. Goergen.................................................     $   7,342
  Chairman and President of the Company                                    6,550
                                                                           6,469
Albert A. Bergeron,...............................................     $   6,242
  Vice President of the Company and                                        7,300
  President of Partylite Gifts                                             7,219
Thomas K. Kreilick,...............................................     $   7,342
  Vice President of the Company and                                        7,300
  President of Candle Corporation of America                               7,219
Howard E. Rose,...................................................     $   6,242
  Vice President and Chief Financial Officer                               7,300
                                                                           6,666

------------------------

(1) Amounts reported as All Other Compensation for fiscal 1997 represent Blyth contributions for the benefit of the Named Executive Officers to the profit sharing and 401(k) portions of Blyth's Retirement Plan.

                         ------------------------------

        INFORMATION REGARDING STOCK OPTIONS AND STOCK APPRECIATION UNITS

1997 OPTION AND STOCK APPRECIATION UNIT EXERCISES AND FISCAL YEAR-END OPTION AND
  STOCK APPRECIATION UNIT VALUES

    The following table sets forth certain information with respect to option and stock appreciation unit exercises and with respect to unexercised options and stock appreciation units held by each of Blyth's Named Executive Officers as of January 31, 1997.

                                                               NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                                 OPTIONS AND STOCK       IN-THE-MONEY OPTIONS AND
                                                  VALUE         APPRECIATION UNITS       STOCK APPRECIATION UNITS
                             SHARES ACQUIRED     REALIZED       AT FISCAL YEAR-END        AT FISCAL YEAR-END ($)
NAME                         ON EXERCISE (#)       ($)       (EXERCISABLE/UNEXERCISABLE) (EXERCISABLE/UNEXERCISABLE)
--------------------------  -----------------  ------------  -------------------------  ---------------------------
Robert B. Goergen.........         --               --                  -0-                         -0-
Albert A. Bergeron........        --                --                8,000/32,000             $177,000/$708,000(1)
Thomas K. Kreilick........        --                --                 -0-/336,000                -0-/$1,794,240(2)
Howard E. Rose............           2,000       $71,500(1)           2,000/16,000              $44,250/$354,000(1)

------------------------
(1) Messrs. Bergeron and Rose hold options to purchase Common Stock, but hold no stock appreciation units. The value of an "in the money" option represents the difference between the exercise price of such option and $37 1/8, the closing price on the New York Stock Exchange, Inc. on January 31, 1997, multiplied by the total number of shares subject to the exercisable or unexercisable portion of the option, as the case may be. The value realized upon exercise of options is based upon the difference between the per-share exercise price of each such option and the closing price on the NYSE on the date of exercise.

(2) Thomas K. Kreilick, a Vice President of Blyth and the President of Candle Corporation of America, holds 336,000 stock appreciation units which provide that the vested portion of such stock appreciation units will be automatically exercised upon the first to occur of (i) September 10, 2002,
    (ii) the date of termination of Mr. Kreilick's employment (other than for cause) or (iii) upon the effective date of a Corporate Transaction (defined to include the merger or other sale of the Company) where the surviving or successor corporation in such transaction does not assume the stock appreciation units. Such stock appreciation units vest monthly at a 25% annual rate, and will be fully vested on September 10, 1997. Upon exercise of the stock appreciation units, Mr. Kreilick will receive a payment equal to (i) the per-share book value of the Company's Common Stock on the exercise date less (ii) the per-share book value of the Company's Common Stock on September 10, 1992, the date of grant (in each case, as adjusted for stock splits and the like). The value of the unexercised stock appreciation units held by Mr. Kreilick ($1,794,240) was calculated using the book value per share of the Common Stock as of January 31, 1997 ($5.99 per share), less the book value per share as of September 10, 1992, the date of grant of such stock appreciation units ($0.65 per share), multiplied by the number of unexercisable stock appreciation units. Mr. Kreilick holds no options to purchase Common Stock.
                            ------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Goldman, Preschlack and Stephens served as members of the Compensation Committee in fiscal 1997. None of such committee members (i) was, during fiscal 1997, an officer or employee of Blyth or any of its subsidiaries,
(ii) was formerly an officer of Blyth or any of its subsidiaries, or (iii) had any relationship requiring disclosure by Blyth pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. No executive officer served as an officer, director, or member of a compensation committee of any entity an executive officer or director of which is a member of the Compensation Committee of Blyth or the Blyth Board of Directors.

OMISSION OF CERTAIN TABLES

    Information that would be provided in tabular form with respect to option grants, repricings of options or SAR's or awards under long-term incentive plans has been omitted since it is not applicable with respect to Blyth's last fiscal year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of the Company and holders of more than 10% of the Company's Common Stock to file reports regarding beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company believes that during fiscal 1997 its directors and executive officers complied with all applicable Section 16(a) filing requirements.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE FOLLOWING COMPARISON OF TOTAL STOCKHOLDER RETURN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL THEY BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee is responsible for developing and overseeing compensation policies that are designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company's corporate objectives and increase stockholder value. The Committee believes that corporate performance and, in turn, stockholder value will be enhanced by a compensation system which supports and reinforces the Company's key operating and strategic goals while aligning the financial interests of the Company's management with those of the stockholders.

    The Company's compensation program for management consists of a base salary, an incentive bonus program, a stock option program and a benefits package. The base salary and annual incentive bonus program components of the compensation program have been in effect for a number of years. The stock option component of the compensation program was adopted by the Board of Directors in March 1994 and approved by the stockholders at the March 1994 meeting as the Company was preparing its initial public offering of Common Stock in May 1994. The annual incentive bonus program for management is the principal short-term incentive compensation program of the Company tied, for the most part, to achieving specific financial and management objectives. Cash bonuses are paid following the conclusion of the Company's fiscal year.

    Under the Company's long-term incentive program, the Committee reviews and approves proposed grants of long-term incentive compensation in the form of stock options. The Committee considers stock options to be an important means of ensuring that management focuses on achieving continuing increases in the profitability of the Company which should enhance the value of its Common Stock. Because the value of stock options is entirely a function of the value of the Company's Common Stock, the Committee believes that this component of the Company's compensation policy directly aligns the interests of management with those of all of the Company's stockholders.

    The process of determining base salary begins with establishing an appropriate salary range for each officer. Each officer's range is based upon the particular duties and responsibilities of the officer, as well as salaries for comparable positions with other companies. No written or formal list of specific companies is prepared. Instead, the Compensation Committee is provided with various sources of information about executive compensation at other companies, as reported in salary surveys published by various organizations. The Committee, together with Robert B. Goergen, the Chairman, President and Chief Executive Officer (the "CEO"), uses these sources and makes a determination of appropriate ranges for each member of management. The base salary of each individual is set within a range considered appropriate in the judgment of management and the Committee, based on an assessment of the particular responsibilities and performance of such officer, the compensation practices in other companies, and trends in the economy in general during the immediately preceding year. The salaries of the Company's management are believed, based on the Committee's experience with respect to compensation practices, to be at approximately the median of the range of the universe considered to be relevant in the judgment of the Compensation Committee.

    Annual incentive cash bonus awards are based upon the extent to which the Company and its subsidiaries meet or exceed specified financial goals (such as meeting or exceeding sales and operating budgets and achieving target levels of earnings before interest and taxes and return on equity) established by executive management and the Board of Directors at the beginning of the Company's fiscal year. Incentive awards are also based on an individual's performance in achieving specific, annual management objectives which may or may not be quantifiable. Annually, the nature and extent of each individual's major accomplishments and contributions for the year are determined through written information compiled by the CEO, the Vice President-Organizational Development, and others familiar with the individual's performance. With regard to all members of management other than the CEO, the CEO evaluates the information and makes appropriate recommendations to the Committee. The Committee then makes the final determination of management bonuses.

    The compensation of the CEO is reviewed in a manner similar to the foregoing. Based largely upon the Committee's experience with respect to compensation practices and, to a lesser extent, on other information such as salary surveys, the Committee first establishes a base salary for the CEO. An incentive bonus plan for the CEO is structured in a similar manner as the plan for other executive officers. Under this incentive plan, the incentive bonus will be awarded annually as a percentage of base salary, depending on overall corporate performance. This incentive plan is established with a total cash compensation amount (base salary plus incentive bonus) in mind considering all relevant information on comparable companies and available salary survey data.

    Stock option grants are awarded by the Compensation Committee annually, with the exception of executives who may be hired or promoted in the course of the fiscal year, in which case the Committee may grant awards during the year. Annual stock option grants take into account the individual executive's performance, longer-term contributions to the Company, as well as the importance of the position itself and external competitive practices. In fiscal 1997, the Company awarded options to purchase 174,000 shares of Common Stock (in awards ranging from options to purchase 1,000 shares to options to purchase 40,000 shares) to 40 executives under its Amended and Restated 1994 Employee Stock Option Plan.

    In 1993, the federal income tax laws were amended to limit the deduction a publicly held company is allowed for compensation paid in 1994 and thereafter to its CEO and to the four most highly compensated executive officers other than the CEO. Generally, under Section 162(m) of the Internal Revenue Code of 1986, as amended, compensation in excess of $1 million in any year to a covered executive, other than specified performance-based compensation, cannot be deducted for federal income tax purposes. The Compensation Committee does not believe that these law changes will have any effect on the Company in the foreseeable future. Further, the Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Company deems necessary to compensate executive officers in a manner commensurate with their performance and the competitive environment for executive talent.

     John E. Preschlack,              Neal I. Goldman          Frederick H. Stephens, Jr.
          Chairman

                     COMPARISON OF TOTAL STOCKHOLDER RETURN

    The performance graph set forth below reflects the cumulative total stockholder returns (price appreciation and reinvestment of dividends) of Blyth compared to the S&P 500 Index and the Russell 2000 Index for the period commencing May 18, 1994 (the date of Blyth's initial public offering) through January 31, 1997. The graph assumes the investment of $100 in Blyth stock and such indexes on May 18, 1994.

    Blyth believes that it is unique and does not have comparable industry peers. Because Blyth's competitors are not public companies or are themselves subsidiaries of public companies engaged in multiple lines of business, Blyth believes that it is not possible to compare Blyth's performance against that of its competition. In the absence of a satisfactory peer group, Blyth believes that it is appropriate to compare Blyth with the companies comprising the Russell 2000. The companies in the Russell 2000 are typically companies which have a market capitalization similar to the Company.

                                    [GRAPH]

                                                                                                      FISCAL YEAR ENDING
                                                                                             -------------------------------------
                                                                                  5/18/94      1/31/95      1/31/96      1/31/97
                                                                                -----------  -----------  -----------  -----------
Company.......................................................................         100          170          339          450
S&P 500.......................................................................         100          104          140          173
Russell 2000..................................................................         100          100          128          150

                ITEM 2--RATIFICATION OF APPOINTMENT OF AUDITORS
         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

    On April 8, 1997, the Board of Directors of the Company, acting upon the recommendation of its Audit Committee, determined not to engage Grant Thornton LLP ("Grant Thornton") as the primary independent auditors of the Company for the coming fiscal year ending January 31, 1998. The Board of Directors of the Company, acting upon the recommendation of its Audit Committee, has appointed Coopers & Lybrand as the primary independent auditors of the Company for the coming fiscal year ending January 31, 1998. Grant Thornton has been previously engaged to audit the Company's financial statements for seven years, including the fiscal year ended January 31, 1997, and the termination of Grant Thornton's engagement will be effective upon the later to occur of (i) the date of filing of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 and (ii) the effective date of a Registration Statement on Form S-3 with respect to the resale by certain selling stockholders of approximately 335,000 of the total of 662,497 shares of common stock of the Company which were issued to the former shareholders of New Ideas International, Inc. in connection with the Company's December 1996 acquisition of New Ideas International, Inc. The Company expects to file such Registration Statement on or about the date of mailing of this Proxy Statement.

    Grant Thornton's report on the financial statements of the Company for the fiscal years ended January 31, 1996 and January 31, 1997 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Grant Thornton during the Company's fiscal years ended January 31, 1996 and January 31, 1997 and through April 29, 1997 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton's satisfaction, would have caused or will cause Grant Thornton to make reference to the subject matter of the disagreement(s) in connection with its reports on the Company's financial statements.

    The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying the action of the Board appointing the firm of Coopers & Lybrand as independent accountants to make an audit of the accounts of the Company for fiscal 1998. The names of the Directors serving on the Audit Committee are set forth on page six, under the heading "Board and Committee Meetings." The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if Coopers & Lybrand declines to act or becomes incapable of acting, or if their employment is discontinued, the Board, on the Audit Committee's recommendation, will appoint other accountants whose continued employment after the Annual Meeting may be, but is not required to be, subject to ratification by the stockholders.

    A representative of each of Grant Thornton and Coopers & Lybrand will be present at the Annual Meeting to respond to appropriate questions of stockholders and to make a statement if he or she so desires.
                            ------------------------

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at Blyth's 1998 Annual Meeting of Stockholders must be received at Blyth's principal executive offices located at 100 Field Point Road, Greenwich, Connecticut 06830 on or before December 30, 1997 for consideration for inclusion in Blyth's Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, Blyth's management does not know of any business, other than that mentioned above, which will be presented for consideration at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their best judgment on such matters.

                              FINANCIAL STATEMENTS

    Blyth's audited consolidated financial statements as at January 31, 1997 and 1996, and for the periods ended January 31, 1997, 1996 and 1995, are included as part of the Annual Report which accompanies this Proxy Statement.

    STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF BLYTH'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 31, 1997, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO INVESTOR RELATIONS DEPARTMENT, BLYTH INDUSTRIES, INC., 100 FIELD POINT ROAD, GREENWICH, CONNECTICUT 06830.

                                          By Order of the Board of Directors,
                                          Bruce D. Kreiger, Secretary

April 29, 1997

PROXY                      BLYTH INDUSTRIES, INC.                   PROXY
        This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on June 4, 1997

    The undersigned appoints Robert B. Goergen and Howard E. Rose, or either of them, proxies for the undersigned, each with full power of substituion, to attend the Annual Meeting of Stockholders of Blyth Industries, Inc., to be held on June 4, 1997 at 9:00 a.m., Chicago time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy also provides confidential voting instructions to the Trustees of the Blyth Industries, Inc. Profit Sharing Retirement Plan with respect to shares of Common Stock held in accounts under such Plan. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR the ratification of auditors. On any other matters which may come before the Annual Meeting, and any adjournments or postponements thereof, this Proxy will be voted in the discretion of the persons named as proxies or the Trustees (in the case of participants in the Plan referred to above).

    The Board of Directors recommends a vote FOR the election of Directors and FOR the ratification of auditors.

    YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

             (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------

                          BLYTH INDUSTRIES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. //



                                                               Withhold
                                                          For  Authority   For All
1. Election of Directors:                                 All  For All     Except those whose name(s) appear below.
   Nominees: Roger A. Anderson, Pamela M. Goergen
             and Robert H. Morley                         //     //     // _______________________________________________________

                                                                           2. Ratification of the appointment  For Against Abstain
                                                                              of Coopers & Lybrand L.L.P., as the  //    //     //
                                                                              Company's independent auditor for
                                                                              the upcoming year.

                                                                           3. In their discretion upon such other
                                                                              matters as may properly come before
                                                                              the meeting and any adjournments or
                                                                              postponements thereof.
                                                                           Please complete, sign and mail the proxy
                                                                           promptly in the enclosed envelope. No
                                                                           postage is required for mailing in
                                                                           United States.

                                                                                                 Dated: ____________________, 1997

                                                                          Signature(s) ___________________________________________

                                                                          ________________________________________________________
                                                                          Important: Please date this proxy and sign exactly as
                                                                          your name appears on this proxy. If shares are held by
                                                                          joint tenants, both should sign. When signing as
                                                                          attorney, executor, administrator, trustee or guardian,
                                                                          please give title as such. If a corporation, please sign
                                                                          in full corporate name by president or other authorized
                                                                          officer. If a partnership, please sign in partnership
                                                                          name by authorized person.

--------------------------------------------------------------------------------
                    TRIANGLE    FOLD AND DETACH HERE     TRIANGLE

                                  ANNUAL MEETING
                                       OF
                             Blyth Industries, Inc.


                             Wednesday, June 4, 1997
                                    9:00 a.m.
                             Bank of America Illinois
                                Shareholders Room
                             231 South LaSalle Street
                                   21st Floor
                                Chicago, IL 60697









3472-Blyth Industries, Inc.